CERTIFICATE OF OWNERSHIP AND MERGER
                                     merging
                              Dr. Owl Online, Inc.
                                  with and into
                     Green Power Energy Holdings Corporation

Pursuant to Section 253 of the General Corporation Law of the State of Delaware.

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         Dr. Owl Online,  Inc., a corporation  organized and existing  under the laws of the State of Texas (the "Company"), for the purpose of merging the Company with and into its subsidiary, Green Power Energy Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Subsidiary"), does hereby certify as follows:

         FIRST: That the Company is the owner of all of the issued and outstanding shares of each class of capital stock of the Subsidiary.

         SECOND: That the Company, by the resolutions duly adopted by its Board of Directors on the 1st day of May 2003 and attached hereto as Exhibit A, determined to, and effective upon the filing of this Certificate of Ownership and Merger does, merge itself with and into the Subsidiary on the conditions set forth in such resolutions.

         THIRD: That the merger has been adopted, approved, certified, executed and acknowledged by the Company in accordance with the provisions of the Texas Business Corporation Act and the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said Dr. Owl Online, Inc. has caused this certificate to be signed by Wayne Coverdale, its duly authorized officer, this 1st day of May, 2003.

                                           DR. OWL ONLINE, INC.



                                           By: /s/ Wayne Coverdale
                                              ----------------------------------
                                              Name: Wayne Coverdale
                                              Title: Chief Executive Officer

                                    EXHIBIT A

         WHEREAS: The Company desires to merge itself with and into Green Power Energy Holdings Corporation, a Delaware corporation (the "Subsidiary");

         WHEREAS: The Company is the owner of all of the issued and outstanding shares of each class of capital stock of the Subsidiary; and

         WHEREAS: The Board of Directors of the Company believes it is in the best interest of this Company to merge itself with and into the Subsidiary;

         NOW, THEREFORE, BE IT RESOLVED: That subject to the approval of the holders of a majority of the outstanding shares of this Company entitled to vote thereon, this Company shall merge with and into the Subsidiary, the separate existence of this Company shall cease at the Effective Time (as hereinafter defined), and the Subsidiary, as the surviving corporation of the merger, shall continue to exist as and after the Effective Time by virtue of, and shall be governed by, the laws of the State of Delaware (such actions, collectively, being herein referred to as the "Merger").

         RESOLVED FURTHER: That the certificate of incorporation of the Subsidiary, which shall be the surviving corporation of the Merger, shall, at the Effective Time, be amended to read in its entirety as set forth in Exhibit 1 attached hereto.

         RESOLVED FURTHER: That the bylaws of the Subsidiary, which shall be the surviving corporation of the Merger, shall, at the Effective Time, be amended to read in their entirety as set forth in Exhibit 2 attached hereto.

         RESOLVED FURTHER: That the Merger be, and hereby is, approved.

         RESOLVED FURTHER: That the Merger shall be effective upon the filing of a Certificate of Ownership and Merger pursuant to Section 253 of the DGCL with the Office of the Secretary of State of the State of Delaware (such date and time being referred to herein as the "Effective Time").

         RESOLVED FURTHER: That, at the Effective Time, without further action, as provided by the laws of the State of Delaware, the Subsidiary, as the surviving corporation in the Merger, shall succeed to and possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, of this Company; and all property, real, personal, and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to this Company shall be vested in the Subsidiary, as the surviving corporation in the Merger, without further act or deed; and all property, rights, privileges, powers, and franchises, and all and every other interest shall thereafter be as effectively the property of the Subsidiary as they were of this Company; and the title to any real estate, or any interest therein, vested in this Company or the Subsidiary by deed or otherwise shall not revert


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

or be in any way impaired by reason of the Merger. After the Effective Time, the Subsidiary shall be responsible and liable for all debts, liabilities, and duties of this Company, which may be enforced against the Subsidiary to the same extent as if those debts, liabilities, and duties had been incurred or contracted by the Subsidiary. Neither the rights of creditors nor any liens upon the property of the Subsidiary or this Company shall be impaired by the Merger.

         RESOLVED FURTHER: That upon the proposed Merger becoming effective:

                  (i) Each share of Common Stock of this Company issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.0001 per share, of the Subsidiary, certificates for which shall be issued to each holder of Common Stock of this Company upon surrender to American Registrar & Transfer Co., which hereby is appointed exchange agent for such purpose, of such stockholder's certificate(s) formerly representing shares of Common Stock of this Company;

                  (ii) Each share of capital stock of the Subsidiary owned by this Company immediately prior to the Effective Time shall be cancelled, without any payment being made in respect thereof.

         RESOLVED FURTHER: That the proposed Merger shall be submitted to the stockholders of this Company for approval by written consent pursuant to the applicable provisions of the Texas Business Corporation Act.

         RESOLVED FURTHER: That upon receiving the approval of the holders of a majority of the outstanding shares of this Company entitled to vote thereon, the Merger shall be approved.

         RESOLVED FURTHER: That prompt notice of approval of the Merger, if by less than unanimous written consent, shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.

         RESOLVED FURTHER: That any officer of this Company be, and each of them hereby is, authorized and directed to execute and acknowledge in the name and on behalf of this Company a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that each such officer is hereby authorized and directed to cause the executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware, all in accordance with Sections 103 and 253 of the DGCL and, if required, in the Office of the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act.



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

         RESOLVED FURTHER: That the proper officers of this Company and of the Subsidiary be, and each of them hereby is, authorized and empowered, in the name and on behalf of this Company or the Subsidiary, to do and perform, or cause to be done and performed, all such acts, deeds, and things, to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, guaranties, notes, evidences of borrowings, undertakings, documents, instruments, and certificates as each such officer may deem necessary or appropriate to effectuate and carry out fully the purpose and intent of the foregoing resolutions.

         RESOLVED FURTHER: That any and all actions by any officer of the Company or of the Subsidiary, for and on behalf of and in the name of the Company or the Subsidiary, prior to the adoption of the foregoing resolutions, in connection with any of the foregoing matters, be, and they are hereby ratified and approved.


























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